SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (May 28, 2010):  May 27, 2010

GUIDED THERAPEUTICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2010, the Company held its annual meeting of stockholders in Norcross, Georgia.  As of the record date, March 31, 2010, there were 38,160,388 shares of Common Stock entitled to vote at the annual meeting. Represented at the meeting in person or by proxy were 30,306,067 shares representing 79.42% of the total shares of Common Stock entitled to vote at the meeting.

The purpose of the meeting was to elect seven directors to a one-year term expiring in 2011; to approve and adopt an amendment to the Company’s 1995 Stock Plan, as amended, increasing the number of shares available for grant by 1.8 million shares; and, to ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year. The following table sets forth the results of the vote on the matter:

Directors
MARK L FAUPEL PH D	For	17,180,307
	Withheld	2,083,506
WILLIAM E ZACHARY JR	For	17,183,807
	Withheld	2,080,006
JOHN E IMHOFF M D	For	17,186,307
	Withheld	2,077,506
MICHAEL C JAMES	For	17,186,807
	Withheld	2,077,006
RONALD W HART PH D	For	17,183,807
	Withheld	2,080,006
RONALD W ALLEN	For	17,056,448
	Withheld	2,207,365
JONATHAN M NILOFF M D	For	17,173,307
	Withheld	2,090,506

To approve and adopt an amendment to the Company’s 1995 Stock Plan, as amended, increasing the number of shares available for grant by 1.8 million shares.	For	15,894,886
	Against	3,295,749
	Abstain	73,178
	Broker Non Votes	11,042,254

To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.	For	28,029,149
	Against	2,056,323
	Abstain	220,595
	Broker Non Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC

	By:	/s/ MARK L. FAUPEL
Mark L. Faupel, Ph.D.
CEO & President
Date: May 28, 2010